UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2005

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2005, Allied Capital’s Board of Directors approved an increase in the per committee meeting fees paid to non-officer directors.

For each committee meeting attended in 2004 and through July 2005, Executive Committee members received $1,000 per meeting; Audit Committee members received $2,500 per meeting; and members of the Compensation and Corporate Governance/Nominating Committees received $1,500 per meeting.

Beginning in August 2005, for each committee meeting attended, Executive Committee members will receive $1,500 per meeting, Audit Committee members will receive $3,000 per meeting, and members of the Compensation and Corporate Governance/
Nominating Committees will receive $2,000 per meeting.

Directors may choose to defer such fees through the Company's Deferred Compensation Plan, and may choose to invest such deferred income in shares of the Company's common stock through a trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

August 31, 2005	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer